January 6, 2025

Forward Air Announces Board Review of Strategic Alternatives to Maximize Shareholder Value

Amends Senior Secured Term Loan Credit Agreement

Implements Initial Phase of Transformation Strategy, Reducing Annual Operational Expenditures by Approximately $20 Million

Reaffirms Full Year 2024 Consolidated EBITDA Guidance of $300 Million to $310 Million

GREENEVILLE, Tenn.--(BUSINESS WIRE)-- Forward Air Corporation (NASDAQ:FWRD) (the "Company" or "Forward") today announced that its Board of Directors has initiated a comprehensive review of strategic alternatives to maximize shareholder value. The Board will consider a range of options, including a potential sale, merger or other strategic or financial transaction relative to the long-term value potential of the Company on a standalone basis.

George Mayes, Independent Chairman of the Board of Directors, said, "Under Forward Air's new leadership team, the Company is making tangible progress executing the Omni integration and delivering on synergy targets ahead of schedule, while stabilizing the business and advancing the early stages of transforming the Company to become a global logistics powerhouse through the implementation of its strategic plan. While this work is underway, the Board and management team have been actively analyzing the business and strategy to ensure the Company pursues the best path forward to enhance shareholder value. To be comprehensive in its assessment of value creation opportunities, the Board has initiated this exploration of strategic alternatives and is committed to pursuing a path that will maximize shareholder value. Regardless of the outcome of this review, Forward will not waver in its commitment to our customers to deliver consistent high-quality service."

The Board has not set a timetable for the conclusion of this review, nor has it made any decisions related to any further actions or potential strategic alternatives at this time. There can be no assurance that any transaction or other strategic outcome will be approved by the Board or otherwise consummated. The Company does not intend to disclose developments relating to this process until it determines that further disclosure is appropriate or necessary.

Goldman Sachs & Co. LLC is serving as financial advisor, and Jones Day is serving as legal counsel.

Amendment to the Senior Secured Term Loan (the "Credit Agreement")

The Company has amended its Credit Agreement which includes the following changes:

- Modified the maximum consolidated first lien net leverage ratio to the levels and for the corresponding quarters set forth in the table below.

	4Q24	1Q25	2Q25	3Q25	4Q25	1Q26	2Q26	3Q26	4Q26	Thereafter
Third Amendment Net Leverage Covenant	6.75x	6.75x	6.75x	6.75x	6.50x	6.25x	6.00x	5.75x	5.50x	5.50x
Previous Net Leverage Covenant	5.50x	5.25x	5.00x	4.75x	4.50x	4.50x	4.50x	4.50x	4.50x	4.50x
Incremental Net Leverage Covenant	**1.25x**	**1.50x**	**1.75x**	**2.00x**	**2.00x**	**1.75x**	**1.50x**	**1.25x**	**1.25x**	**1.00x**

- Reduced total commitments under the revolving credit facility from $340 million to $300 million.

Jamie Pierson, Chief Financial Officer, said "This amendment is intended to provide us with additional financial flexibility to continue executing our transformation and regardless of the outcome of the strategic review process. We sincerely appreciate the support of our lenders and look forward to capitalizing on the tremendous opportunity we have ahead of us."

Additional details regarding the amendment can be found in the Company's Form 8-K to be filed with the SEC.

Transformation Initiatives Underway

Shawn Stewart, Chief Executive Officer, said, "During the fourth quarter, we implemented the initial phase of our broader transformation strategy to create a truly integrated and go-to solution provider, and I am very pleased with the pace and rigor we are seeing in the early days. Our initial actions have primarily been focused on structural changes which streamline operations and better support our long-term growth initiatives. Growing our business, operating more efficiently and rightsizing our cost structure will allow us to better serve our customers, take advantage of anticipated demand when the market normalizes and capture the potential of the combined legacy companies."

As part of the transformation, in the fourth quarter of 2024, the Company took additional steps to reduce operating expenses, including a reduction in workforce, consolidating terminal operations and reducing the use of third-party vendors. These efficiencies are expected to result in approximately $20 million in savings on an annualized basis. These savings are incremental to the $75 million in synergies from the merger integration, which are on track to be achieved by the end of the first quarter of 2025.

Reaffirms Full Year 2024 Consolidated EBITDA Guidance

As previously announced, Forward expects full year 2024 Consolidated EBITDA, a non-GAAP measure pursuant to the Credit Agreement, to be in the range of $300 million to $310 million. This range includes the fourth quarter 2024 reduction in operating expenses of approximately $20 million.

Forward Air Corporation

Forward Air is a leading asset-light provider of transportation services across the United States, Canada and Mexico. We provide expedited less-than-truckload services, including local pick-up and delivery, shipment consolidation/deconsolidation, warehousing, and customs brokerage by utilizing a comprehensive national network of terminals. In addition, we offer truckload brokerage services, including dedicated fleet services, and intermodal,

first- and last-mile, high-value drayage services, both to and from seaports and railheads, dedicated contract and Container Freight Station warehouse and handling services. Forward also operates a full portfolio of multimodal solutions, both domestically and internationally, via Omni Logistics. Omni Logistics is a global provider of air, ocean and ground services for mission-critical freight. We are more than a transportation company. Forward is a single resource for your shipping needs. For more information, visit our website at www.forwardaircorp.com.

Forward Air Corporation Reconciliation of Non-GAAP Financial Measures

In this press release, the Company includes financial measures that are derived on the basis of methodologies other than in accordance with accounting principles generally accepted in the United States (GAAP), including Consolidated EBITDA calculated in accordance with our credit agreement ("Consolidated EBITDA") for the fiscal year ending December 31, 2024. The Company believes that meaningful analysis of its financial performance requires an understanding of the factors underlying that performance, including an understanding of items that are non-operational. Management uses this non-GAAP financial measures in making financial, operating, compensation and planning decisions as well as evaluating the Company's performance.

All non-GAAP financial measures are presented on a continuing operations basis.

The Company believes Consolidated EBITDA provides investors with important information regarding our financial condition and compliance with our obligations under our credit agreement.

Non-GAAP financial measures should be viewed in addition to, and not as an alternative to or substitute for, the Company's financial results prepared in accordance with GAAP. The Company has included, for the periods indicated, a reconciliation of the non-GAAP financial measure to the most directly comparable GAAP financial measure. Investors and other readers are encouraged to review the related U.S. GAAP financial measures and the reconciliations of the non-GAAP measures to their most directly comparable U.S. GAAP measures set forth below.

With respect to the preliminary 2024 Consolidated EBITDA, please note that the Company is not providing a quantitative reconciliation because it is not available without unreasonable efforts. The Company does not currently have sufficient data to accurately estimate the variables and individual adjustments for such reconciliation, or to quantify the probable significance of these items. The adjustments required for any such reconciliation of the Company's forward-looking non-GAAP financial measures cannot be accurately forecast by the Company, and therefore the reconciliation has been omitted.

Note Regarding Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: "anticipate," "intend," "plan," "goal," "seek," "believe," "project," "estimate," "expect," "strategy," "future," "likely," "may," "should," "will" and similar references to future periods. Forward-looking statements included in this press release relate to the Company's review of strategic alternatives, the Company's

expectations regarding the Company’s financial performance, including Consolidated EBITDA, and the impact it may have on the business and results of operations; and expectations regarding the Company's revenue growth strategies, including with respect to operational efficiency and cost control.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not unduly rely on any of these forward-looking statements. The following is a list of factors, among others, that could cause actual results to differ materially from those contemplated by the forward-looking statements: the timing of our review of any strategic alternatives, whether we will be able to identify or develop any strategic alternatives to our strategic plan as a standalone company, our ability to execute on material aspects of any strategic alternatives that are identified and pursued; whether we can achieve the potential benefits of any strategic alternatives or our strategic plan as a standalone company; our ability to execute our cost reduction actions and achieve the intended benefits thereof, economic factors, such as recessions, inflation, higher interest rates and downturns in customer business cycles, the Company's ability to achieve the expected strategic, financial and other benefits of the acquisition of Omni Logistics, including the realization of expected synergies and the achievement of deleveraging targets within the expected timeframes or at all, the risk that the businesses will not be integrated successfully or that integration may be more difficult, time-consuming or costly than expected, the risk that operating costs, customer loss, management and employee retention and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) as a result of the acquisition of Omni Logistics may be greater than expected, continued weakening of the freight environment, future debt and financing levels, our ability to deleverage, including, without limitation, through capital allocation or divestitures of non-core businesses, our ability to secure terminal facilities in desirable locations at reasonable rates, more limited liquidity than expected which limits our ability to make key investments, our ability to deleverage on the anticipated time frame or at all, which could negatively impact our ability to satisfy the financial covenants in our credit agreement, the creditworthiness of our customers and their ability to pay for services rendered, our inability to maintain our historical growth rate because of a decreased volume of freight or decreased average revenue per pound of freight moving through our network, the availability and compensation of qualified Leased Capacity Providers and freight handlers as well as contracted, third-party carriers needed to serve our customers’ transportation needs, our inability to manage our information systems and inability of our information systems to handle an increased volume of freight moving through our network, the occurrence of cybersecurity risks and events, market acceptance of our service offerings, claims for property damage, personal injuries or workers’ compensation, enforcement of and changes in governmental regulations, environmental, tax, insurance and accounting matters, the handling of hazardous materials, changes in fuel prices, loss of a major customer, increasing competition, and pricing pressure, our dependence on our senior management team and the potential effects of changes in employee status, seasonal trends, the occurrence of certain weather events, restrictions in our charter and bylaws and the risks

described in our Annual Report on Form 10-K for the year ended December 31, 2023, and as may be identified in our subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

We caution readers that any forward-looking statement made by us in this press release is based only on information currently available to us and they should not place undue reliance on these forward-looking statements, which reflect management's opinion as of the date on which it is made. We undertake no obligation to publicly update any forward- looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise unless required by law.

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Investors:
Tony Carreño
investorrelations@forwardair.com

Media:
Justin Moss
(404) 362-8933
jmoss@forwardair.com

Or

Collected Strategies
Nick Lamplough, Jim Golden, Tali Epstein
forwardair-cs@collectedstrategies.com

Source: Forward Air Corporation